UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2004
Date of Report (Date of earliest event reported)

MERRITT VENTURES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

810 Peace Portal Drive, Suite 201
Blaine, Washington	98230
(Address of principal executive offices)	(Zip Code)

(360) 332-1752
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Option Agreement to Acquire a 75% Undivided Interest in the Claw Mineral Claims

We entered into an option agreement dated as of May 5, 2004 with International Arimex Resources Inc. (“International Arimex”) for the right to acquire up to a 75% undivided interest (the “Claw Option”) in four mineral claims known as the Claw Mineral Claims located in the Omineca Mining Division in the Province of British Columbia, Canada.

In order to exercise the Claw Option, we are required to incur expenses towards exploration of the Claw Mineral Claims as follows:

(a)	$225,000 on or before December 31, 2004 to earn a 60% undivided interest in the Claw Mineral Claims; and

(b)	a further $100,000 on or before December 31, 2005 to earn an additional 15% undivided interest in the Claw Mineral Claims.

In order to maintain the Claw Option, we are required to:

(a)	pay to International Arimex an additional $5,000 upon International Arimex obtaining regulatory approval of the option agreement by the TSX Venture Exchange; and

(b)	provide International Arimex with evidence that we have acquired financing in the amount of $250,000 by June 30, 2004.

Upon acquiring a 60% undivided interest in the Claw Mineral Claims as described above, we have agreed to enter into a joint venture agreement with International Arimex substantially in the form attached as Schedule “B” to the Claw Option.

We are also required to pay a royalty of 3% of net smelter returns, if any, to John Robert Dahrouge and Lenyoran Enterprises Ltd. as set out in an agreement between International Arimex, Mr. Dahrouge and Lenyoran Enterprises Ltd. dated September 19, 2002.

The forgoing summary is qualified in its entirety by reference to the Claw Option Agreement which is attached hereto as an exhibit.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

             None.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

             None.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

             None.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

             None.

ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. None.

(b)	Pro forma Financial Information. None.

(c)	Exhibits.

Exhibit	Description

10.1	Option Agreement made the 5th day of May, 2004 between International Arimex Resources Inc. and Merritt Ventures Corp.

ITEM 8. CHANGE IN FISCAL YEAR

             None.

ITEM 9. REGULATION FD DISCLOSURE

             None.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

             None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRITT VENTURES CORP.

Date: May 20, 2004
	By:	/s/ Lorrie Ann Archibald
Lorrie Ann Archibald
President and Chief Executive Officer